CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of our reports dated November 29, 2018, relating to the financial statements and financial highlights of American Independence Global Tactical Allocation Fund, American Independence Kansas Tax-Exempt Bond Fund, Beacon Accelerated Return Strategy Fund, Beacon Planned Return Strategy Fund, Clarkston Partners Fund, Clarkston Fund, Clarkston Select Fund, Clarkston Founders Fund, DDJ Opportunistic High Yield Fund, Seven Canyons Strategic Income Fund, and Seven Canyons World Innovators Fund and the consolidated financial statements and consolidated financial highlights of Insignia Macro Fund, each Fund a series of ALPS Series Trust, for the year or period ended September 30, 2018, and to the references to our firm under the headings “Financial Highlights” or “Consolidated Financial Highlights”, as applicable, in the Prospectuses and “Disclosure of Portfolio Holdings”, “Other Information about the Fund(s)”, and “Financial Statements” or “Consolidated Financial Statements”, as applicable, in the Statements of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

January 25, 2019